Exhibit 10.3

AMENDMENT NO. 2

TO

COMMON STOCK PURCHASE AGREEMENT

BETWEEN

PSYENCE BIOMEDICAL LTD.

AND

WHITE LION CAPITAL LLC

THIS AMENDMENT NO. 2 TO COMMON STOCK PURCHASE AGREEMENT (this “Amendment”), effective November 4, 2025 (the “Amendment Effective Date”), is by and between Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, (the “Company”), and White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), and amends the Common Stock Purchase Agreement by and between the Company and Investor dated July 25th, 2024, previously amended by Amendment No. 1 on December 20th, 2024 (as amended, the “Agreement”), to increase the Commitment Amount by the Investor under the Agreement to purchase up to One Hundred Million Dollars ($100,000,000) of the Company’s Common Stock, to extend the Commitment Period by the Investor under the Agreement, to amend the Accelerated Valuation Period and to permit the Company to effect sales to the Investor pursuant to VWAP Purchase Notices (as defined below). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Recitals.

Paragraph 2 of the Recitals is hereby amended by amending and restating the entirety of this Paragraph as follows:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall purchase, from time to time, as provided herein, and the Company shall issue and sell up to One Hundred Million Dollars ($100,000,000) of the Company’s Common Stock (as defined below);

2. Amendment to Article I.

Upon the Investor purchasing $25,000,000 worth of Common Stock from the Company under the Agreement, Article I of the Agreement is hereby amended by amending and restating the definition of each of “Accelerated Valuation Period”, “Commitment Amount”, “Commitment Period”, and “Purchase Notice” in Section 1.1 in its entirety as follows:

“Accelerated Valuation Period” shall mean the one (1) hour period following the Investor’s written consent of the acceptance of the applicable Accelerated Purchase Notice by Investor.

“Commitment Amount” shall mean One Hundred Million Dollars ($100,000,000).

“Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased an aggregate number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) December 31st, 2027.

“Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit A attached hereto (a “Rapid Purchase Notice Form”), Exhibit B attached hereto (a “Fixed Purchase Notice Form”), Exhibit E attached hereto (an “Accelerated Purchase Notice Form”), or Exhibit F attached hereto (a “VWAP Purchase Notice Form”) to the Investor and the Transfer Agent setting forth the Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement.

3. Amendment to Article II.

Upon the Investor purchasing $25,000,000 worth of Common Stock from the Company under the Agreement, Article II of the Agreement is hereby amended by adding Sections 2.2(g) and 2.2(h), which shall read in their entirety as follows:

Section 2.2 (g) VWAP Purchase Notice.

(g)	Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company may deliver a VWAP Purchase Notice to the Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein. The Company shall deliver the Purchase Notice Shares, not to exceed the VWAP Purchase Notice Limit, unless waived by Investor, underlying an VWAP Purchase Notice as DWAC Shares to the Investor’s designated brokerage account alongside the delivery of the VWAP Purchase Notice. A VWAP Purchase Notice shall be deemed delivered on the Business Day that the Investor provides written consent of the acceptance of the VWAP Purchase Notice (the “VWAP Purchase Notice Date”). If the Investor does not provide written consent within 15 minutes of the delivery of the VWAP Purchase Notice, the applicable VWAP Purchase Notice shall be deemed void unless waived by both the Company and the Investor. Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 2.2 of this Agreement and the transactions contemplated herein. Investor shall not consent to accept a VWAP Purchase Notice received less than one and a half (1.5) hours prior to the close of trading on the Principal Market, unless waived by the Investor in writing.

Section 2.2 (h) VWAP Purchase Closing.

(h)	The Closing of a VWAP Purchase Notice shall occur one (1) Business Day following the VWAP Purchase Notice Date (the “VWAP Purchase Closing Date”); whereby the Investor shall deliver to the Company, by 5:00 p.m. New York time on the VWAP Purchase Closing Date, the VWAP Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company.

Upon the Investor purchasing $25,000,000 worth of Common Stock from the Company under the Agreement, the following terms shall be added to Section 1.1 of the Agreement in applicable alphabetical order and defined as set forth below:

a.	“VWAP Purchase Closing Date” shall have the meaning specified in Section 2.2(h).

b.	“VWAP Purchase Investment Amount” shall mean the applicable Purchase Notice Shares referenced in the applicable VWAP Purchase Notice Form multiplied by the applicable VWAP Purchase Price.

c.	“VWAP Purchase Notice” shall mean the closing of a purchase and sale of shares of Common Stock as described in Section 2.2(e).

d.	“VWAP Purchase Notice Date” shall have the meaning specified in Section 2.2(g).

e.	“VWAP Purchase Notice Limit” shall mean five percent (5%) of the Average Daily Trading Volume.

f.	“VWAP Purchase Price” shall mean the product of (a) the VWAP of the Common Stock during the VWAP Purchase Valuation Period, multiplied by (b) 95.0%

g.	“VWAP Purchase Valuation Period” shall mean the one (1) hour period following the Investor’s written consent of the acceptance of the applicable VWAP Purchase Notice by Investor.

4. Amendment to Article V.

Upon the Investor purchasing $25,000,000 worth of Common Stock from the Company under the Agreement, Article V of the Agreement is hereby amended by amending and restating Section 5.1 in its entirety as follows:

Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, (i) has executed any Short Sales prior to the Effective Date and (ii) will execute any Short Sales during the period from the Effective Date to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale of Common Stock purchased under the applicable Purchase Notice after delivery of the Purchase Notice shall not be deemed a Short Sale. The parties acknowledge and agree that during the Rapid Purchase Notice Date, and the Accelerated Valuation Period, and the VWAP Purchase Valuation Period, the Investor may contract for, or otherwise effect, the resale of the subject purchased Purchase Notice Shares to third parties. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. “Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

5. Deletions in Article 6 and Article 7

(a)	Upon the Investor purchasing $25,000,000 worth of Common Stock from the Company under the Agreement, Article VI of the Agreement is hereby amended by amended and restating Section 6.6 in its entirety to read: “[Deleted].

(b)	Upon the Investor purchasing $25,000,000 worth of Common Stock from the Company under the Agreement, Article VII of the Agreement is hereby amended by the deletion of the last sentence of Section 7.2(f) in its entirety.

6. Amendments to Article X

Article X of the Agreement is hereby amended by amending and restating the address for the Company in Section 10.17 in its entirety as follows:

Psyence Biomedical Ltd.

121 Richmond Street West,

Penthouse Suite, 1300

Toronto, ON M5H 2K1, Canada

Attention:

with a copy (not constituting notice) to:

7. Deletions in Articles I, II and IV

Immediately upon the Investor purchasing an aggregate of $25,000,000 worth of Common Stock from the Company pursuant to the Agreement:

(a)	The deletion of the of the term “Placement Agent” and its definition in Section 1.1 of the Agreement shall become effective.

(b)	The deletion of the parenthetical in subsection (i) and the deletion of subsection (ii) in its entirety of Section 2.2(b) of the Agreement shall become effective.

(c)	The deletion of the parenthetical in subsection (i) and the deletion of subsection (ii) in its entirety of Section 2.2(d) of the Agreement shall become effective.

(d)	The deletion of “Placement Agent” in the title of Section 4.12 and the deletion of the last sentence of Section 4.12 in its entirety of the Agreement shall become effective.

8. Representations and Warranties. Each of the Investor and the Company represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound.

8. Miscellaneous.

(a) Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms.

(b) This Amendment shall be governed by and construed in accordance with the laws of the State of New York as set forth in Section 10.1 of the Agreement and the dispute resolution provisions set forth in the Agreement.

(c) This Amendment may be executed in any number of counterparts and by electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

** signature page follows **

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

Psyence Biomedical Ltd

By:	/s/ Jody Aufrichtig
Name:	Jody Aufrichtig
Title:	Chief Executive Officer

WHITE LION CAPITAL LLC

By:	/s/ Sam Yaffa
Name:	Sam Yaffa
Title:	Managing Partner

EXHIBIT F

FORM OF VWAP PURCHASE NOTICE

TO: WHITE LION CAPITAL LLC

We refer to the Common Stock Purchase Agreement, dated as of July 25, 2024, (as amended, the “Agreement”), entered into by and between Psyence Biomedical Ltd., and White Lion Capital LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1) Give you notice that we require you to purchase __________ Purchase Notice Shares at the VWAP Purchase Price; and

2) Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

PSYENCE BIOMEDICAL LTD

By:
Name:
Title: